UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2010 (December 22, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive office)
Registrant’s telephone number, including area code (212) 915-9150
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On December 16, 2010, United Air Lines, Inc. (“United”) provided us with notice of termination of the master services agreement for the Apollo reservations system operated by Travelport for United, with a termination date of March 1, 2012. We expect that United will consolidate the internal reservations systems for United and Continental Airlines, Inc. (“Continental”) on the reservations system used by Continental.
It is expected that such termination will not have an impact on Travelport’s financial results until 2012, at the earliest, and it is expected that United’s integration work will likely require use of the Apollo system until at least some point in 2012. It is expected that once United fully transitions off the Apollo system, which would be during the 2012 fiscal year at the earliest, it may adversely affect our results of operations due to the loss of fees resulting from this agreement, unless such revenue can be regained through the sale of other services to United or other carriers. If the United-Continental reservations system integration is delayed for any reason, including United requesting Travelport to provide additional termination assistance and continuation of service, the financial impact on Travelport may occur later in 2012 or may not occur at all.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: December 22, 2010